UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

LifeSci Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 W. 55th St., #3401
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(646) 889-1200

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant to acquire one-half of one share of Common Stock	LSACU	The Nasdaq Stock Market LLC
Common Stock	LSAC	The Nasdaq Stock Market LLC
Warrants	LSACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported, on September 25, 2020, LifeSci Acqisition Corp. (“LSAC”), LifeSci Acquisition Merger Sub, Inc. (“Merger Sub”), Vincera Pharma, Inc. (“Vincera Pharma”) and Raquel Izumi, as representative of the Vincera Pharma stockholders (the “Sellers”), entered into a merger agreement (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Vincera Pharma, with Vincera Pharma surviving the merger and becoming a wholly-owned subsidiary of LSAC (collectively with the other transactions contemplated under the Merger Agreement, the “Business Combination”). The combined company after the Business Combination is referred to in this Current Report on Form 8-K as the “Combined Company.”

LSAC held its special meeting of stockholders on December 22, 2020 (the “Special Meeting”). On November 20, 2020, the record date for the Special Meeting, there were 8,204,709 shares of LSAC’s common stock entitled to vote at the Special Meeting. At the Special Meeting, there were 6,852,836 shares voted by proxy or in person, which is 83.52% of the total outstanding shares.

The final results for each of the matters submitted to a vote of LSAC’s stockholders at the Special Meeting are as follows:

Proposal 1. Business Combination Proposal

Proposal 1, to approve the Business Combination, was passed with voting results as follows:

FOR	AGAINST	ABSTAIN
6,847,895	210	4,731

Proposal 2. Charter Amendment Proposal

Proposal 2, including each of the sub-proposals thereunder, to approve the following proposals to amend LSAC’s current Amended and Restated Certificate of Incorporation, as set forth in the Second Amended and Restated Certificate of Incorporation of LSAC (the “Amended Charter”), was passed. The voting results for each of the sub-proposals were as follows:

(a) to change the name of the Combined Company to “Vincera Pharma, Inc.” from “LifeSci Acquisition Corp.”:

FOR	AGAINST	ABSTAIN
6,847,895	210	4,731

(b) to increase the authorized number of shares of common stock from 30,000,000 shares to 120,000,000 shares and preferred stock from 1,000,000 shares to 30,000,000 shares:

FOR	AGAINST	ABSTAIN
6,478,940	368,955	4,941

(c) to approve the choice of forum provisions:

FOR	AGAINST	ABSTAIN
6,847,880	225	4,731

(d) to include supermajority voting provisions:

FOR	AGAINST	ABSTAIN
6,478,835	369,300	4,701

(e) to approve all other changes to the Amended Charter, including without limitation, the elimination of certain provisions related to LSAC’s initial business combination that will no longer be relevant following the closing of the Business Combination:

FOR	AGAINST	ABSTAIN
6,847,795	210	4,831

Proposal 3. Nasdaq Proposal

Proposal 3, to approve the issuance of more than 20% of the issued and outstanding shares of LSAC’s common stock pursuant to the terms of the Merger Agreement, which will result in a change of control, as required by Nasdaq Listing Rules 5635(a), (b) and (d), was passed with voting results as follows:

FOR	AGAINST	ABSTAIN
6,847,885	220	4,731

Proposal 4. Director Election Proposal

Proposal 4, to elect, effective upon the closing of the Business Combination, nine directors to serve staggered terms on the Combined Company’s board of directors until the 2021, 2022 and 2023 annual meetings of stockholders, respectively, or until their respective successors are duly elected and qualified, was passed with voting results as follows:

Class I to serve until the 2021 annual meeting of stockholders:

DIRECTOR NOMINEE	FOR	WITHHELD
Raquel E. Izumi	6,848,125	4,711
Laura I. Bushnell	6,848,125	4,711
Mark A. McCamish	6,848,125	4,711

Class II to serve until the 2022 annual meeting of stockholders:

DIRECTOR NOMINEE	FOR	WITHHELD
John H. Lee	6,848,125	4,711
Christopher P. Lowe	6,848,125	4,711
Francisco D. Salva	6,848,125	4,711

Class III to serve until the 2023 annual meeting of stockholders:

DIRECTOR NOMINEE	FOR	WITHHELD
Ahmed M. Hamdy	6,848,125	4,711
Brian J. Druker	6,848,125	4,711
Andrew I. McDonald	6,479,290	373,546

Proposal 5. Equity Incentive Plan Proposal

Proposal 5, to approve the Vincera Pharma, Inc. 2020 Stock Incentive Plan, was passed with voting results as follows:

FOR	AGAINST	ABSTAIN
5,979,250	868,885	4,701

Item 8.01 Other Events.

LSAC currently expects to close the Business Combination with Vincera Pharma on December 23, 2020.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, other than purely historical information, are “forward-looking statements.” Forward-looking statements include, but are not limited to, the timing and expected completion of the Business Combination. Forward-looking statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to consummate the Business Combination. Therefore, you should not rely on any of these forward-looking statements. There can be no assurance that the Business Combination will in fact be completed in the manner described or at all. Forward-looking statements speak as of the date hereof, and LSAC disclaims any obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2020

LIFESCI ACQUISITION CORP.

By:	/s/ Andrew McDonald
Andrew McDonald
Chief Executive Officer